PROXY STATEMENT
PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   X   ]
Filed by a Party other than the Registrant

Check the appropriate box:

[  X  ]       Preliminary Proxy Statement
[       ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[       ]       Definitive Proxy Statement
[       ]       Definitive Additional Materials
[       ]       Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ACCELR8 TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[       ]       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[       ]       $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[       ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[       ] Fee paid previously with preliminary materials.

[       ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACCELR8 TECHNOLOGY CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 13, 2006

     Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the shareholders (the “Shareholders”) of Accelr8 Technology Corporation, a Colorado corporation (the “Company”), will be held at 2:30 p.m., local time, on December 13, 2006, at the Warwick Hotel Denver, 1776 Grant Street, Denver, Colorado 80203, and any adjournments or postponements thereof for the following purposes:

1.

To elect the following three (3) persons to serve as directors of the Company until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: Thomas V. Geimer, A. Alexander Arnold III and Charles E. Gerretson.

2.

To adopt an amendment to the Company’s Articles of Incorporation, as amended, which would effect an increase in the number of authorized shares of the Company’s no par value common stock (the “Common Stock”) from 12,000,000 shares to 14,000,000 shares, without having any effect upon the issued and outstanding shares of Common Stock.

3.	To ratify the selection of Comiskey & Company, P.C. as the independent public accountants of the Company for the fiscal year ending July 31, 2007.

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on October 31, 2006, shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

Thomas V. Geimer, Chairman of the Board

November 6, 2006 Denver, Colorado

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

ACCELR8 TECHNOLOGY CORPORATION
7000 North Broadway, Building 3-307
Denver, CO 80221

PROXY STATEMENT
Dated November 6, 2006

ANNUAL MEETING OF SHAREHOLDERS
FOR THE FISCAL YEAR ENDED JULY 31, 2006
TO BE HELD ON DECEMBER 13, 2006

GENERAL

     This Proxy Statement is being furnished to the shareholders of Accelr8 Technology Corporation, a Colorado corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) from holders (the “Shareholders”) of outstanding shares of common stock, no par value, of the Company (the “Common Stock”), for use at the Annual Meeting of the Shareholders for the fiscal year ended July 31, 2006, to be held at 2:30 p.m., local time, on December 13, 2006, at the Warwick Hotel Denver, 1776 Grant Street, Denver, Colorado 80203, and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about _______, 2006.

VOTING SECURITIES AND VOTE REQUIRED

     Only Shareholders of record at the close of business on October 31, 2006 (the “Record Date”) are entitled to notice of and to vote the shares of Common Stock of the Company held by them on such date at the Annual Meeting or any and all adjournments thereof. As of the Record Date, there were 9,971,210 shares of Common Stock issued and outstanding with 1,129,110 shares held in a Rabbi Trust by the Company for the benefit of Thomas V. Geimer. Mr. Geimer does not have voting power over the shares that are held in the Rabbi Trust. As a result, there are 8,842,100 shares entitled to vote at the Company’s Annual Meeting. There was no other class of voting securities outstanding as of the Record Date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Annual Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of 33% of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy will be required to (i) elect each of the three nominees for directors of the Company, (ii) adopt an amendment to the Articles of Incorporation which would effect an increase in the number of authorized shares of Common Stock from 12,000,000 shares to 14,000,000 shares; and (iii) ratify the selection of Comiskey & Company, P.C. as the independent public accountants of the Company for the fiscal year ending July 31, 2007.

     Abstentions and broker “non-votes” will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker “non-vote” will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy Card will vote “FOR” each proposal to be considered by the Shareholders at the Annual Meeting or, if no such recommendation is given, in their own discretion. The Company’s executive officers and directors have advised the Company that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 10.85% as of October 27, 2006, of the outstanding shares of Common Stock, in favor of each of the proposals above. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Annual Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Annual Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

     Representatives from Comiskey & Company, P.C. are expected to attend the Annual Meeting. As a result, the Company anticipates that a representative from Comiskey & Company, P.C. will be available to make a statement or respond to any questions at the Annual Meeting.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of October 15, 2006 by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock; (ii) each of the Company’s executive officers and directors; and (iii) all executive officers and directors as a group. The calculation excludes 1,129,110 shares which are held by the Rabbi Trust for the benefit of Thomas V. Geimer. Further, Mr. Geimer does not have voting power over the shares that are held in the Rabbi Trust. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole dispositve power with respect to the shares shown.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Thomas V. Geimer (1)	348,700	3.81%
7000 North Broadway, Building 3-307
Denver, Colorado 80221

A. Alexander Arnold III(2)	868,000	9.73%
845 Third Ave., 6th Floor
New York, NY 10021

Charles E. Gerretson(3)	128,150	1.45%
7000 North Broadway, Building 3-307
Denver, Colorado 80221

David Howson(4)	300,000	3.28%
7000 North Broadway, Building 3-307
Denver, Colorado 80221

Executive Officers and Directors	1,644,850	17.26%
as a Group (4 persons)

(1)

Does not include 1,129,110 shares, which were purchased by Mr. Geimer upon exercise of warrants and options. Mr. Geimer exercised these options and warrants on October 14, 1997, and simultaneously contributed the shares acquired to a Rabbi Trust. See Note 9 to Financial Statements for further information. Includes 300,000 shares, which may be purchased by Mr. Geimer upon exercise of options. Includes 400 shares held in brokerage accounts for Mr. Geimer’s children, in which Mr. Geimer has the power and authority to dispose of the shares held by these accounts.

(2)

  Includes 730,000 shares held by four trusts. Mr. Arnold merely serves as trustee for each of those trusts, but is not a beneficiary of and has no pecuniary interest in any of those trusts. Also includes 63,000 shares held in investment advisory accounts for which Mr. Arnold serves as the investment advisor. Also includes 75,000 shares, which may be purchased by Mr. Arnold upon exercise of options.

(3)

  Includes: (i) 103,250 shares owned directly by Mr. Gerretson and (ii) 10,000 shares, which may be purchased by Mr. Gerretson upon exercise of options which options expire on March 15, 2015. Also includes 14,900 shares held in brokerage and retirement accounts of individuals in which Mr. Gerretson has the power and authority to dispose of the shares held by these accounts. Mr. Gerretson disclaims any beneficial ownership with respect to such shares.

(4)

  Includes 300,000 shares, which may be purchased by Mr. Howson upon exercise of options which options expire on March 15, 2015, of which 75,000 stock options shall vest if and only if prior to the expiration date of the Options, the Company closes on a transfer for the sale of the Company assets or the acquisition of the Company in which the Company’s shareholders receive aggregate consideration at closing equal to or greater than $250,000,000.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors currently consists of three members, each of whom is proposed for election at the Annual Meeting.

     The Board of Directors maintains a Compensation Committee and an Audit Committee. The Audit Committee and Compensation Committee is comprised of Messrs. Arnold and Gerretson, the Company’s independent directors. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company’s officers and to administer the Company’s stock option plans. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company’s independent auditors, to review and approve the audit reports rendered by the Company’s independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Audit Committee’s financial expert is Charles E. Gerretson. The board of directors does not have a Nominating Committee or any committee performing similar functions and the Board of Directors participates in the consideration of new nominees as members of the Board of Directors.

     During the fiscal year ended July 31, 2006, the board of directors held four (4) board meetings with all board members present. The Audit Committee held five meetings with no director attending fewer than 75% of the aggregate of all the meetings of the Audit Committee. The Compensation Committee held no meetings during the fiscal year ended July 31, 2006.

     The Audit Committee has also discussed with Comiskey & Company, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from Comiskey & Company, P.C. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Comiskey & Company, P.C. their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the year ended July 31, 2006 filed with the Securities and Exchange Commission.

     As noted above, the members of the Audit Committee are A. Alexander Arnold III and Charles E. Gerretson, both of whom are independent directors as defined in Section 121 of the American Stock Exchange listing standards, as applicable and as may be modified or supplemented.

     Effective as of June 9, 2000, the Board of Directors of the Company adopted a written charter for the Audit Committee. Effective November 3, 2005, the Audit Committee adopted a revised written charter for the Audit Committee, a copy of which was filed with the Company’s Proxy Statement at Appendix A on November 17, 2005.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the three fiscal years ended July 31, 2006, 2005, and 2004, of Thomas V. Geimer and David C. Howson, the Company’s most highly compensated executive officers.

	Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Other		Other Annual Compensation	Securities Underlying Options
Thomas V. Geimer	2006	$165,000		$75,000	(1)	$ —	—
Chief Executive	2005	$165,000		$75,000	(1)	$ —	—
Officer and Chief	2004	$165,000		$75,000	(1)	$ —	—
Financial Officer

David C. Howson	2006	$120,000		—		$ —
President	2005	$120,000		—		$ —	300,000	(3)
	2004	$102,039	(2)	—		$ —

(1)	Represents deferred compensation for Mr. Geimer pursuant to the Company’s deferred compensation plan, $75,000 of which vested during each of the fiscal years ended July 31, 2006, 2005 and 2004.
(2)	Includes $66,500 paid to Mr. Howson as a consultant from August 1, 2003 to March, 2004.
(3)	Options at $2.57, of which 225,000 are vested and 75,000 are unvested.

Option/SAR Grants in Last Fiscal Year

     There were no options granted during the fiscal year ended July 31, 2006 to either Thomas V. Geimer or David C. Howson.

     Option Values

     The following table provides certain information concerning the fiscal year end value of unexercised options held by Mr. Geimer and Mr. Howson.

Aggregated Option Exercises in 2006 Fiscal Year and
Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year End				Value of Unexercised In-the-Money Options Fiscal Year End(1)
			Exer- cisable		Unexer- cisable		Exer- cisable	Unexer- cisable
Thomas V. Geimer	0	0	300,000	(2)	0		$227,000	$0

David Howson	0	0	225,000	(3)	75,000	(3)	$ 0	$0

(1)

Value calculated by determining the difference between the closing sales price on July 31, 2006, of $2.39 per share and the exercise price of the options. Fair market value was not discounted for restricted nature of any stock purchased on exercise of these options.

(2)	Includes 200,000 options exercisable at a price of $1.45 per share and 100,000 options exercisable at a price of $1.50 per share.
(3)	The options granted to Mr. Howson are exercisable at a price of $2.57 per share.

Employment Agreement

     Effective December 1, 2002, we entered into an employment agreement with our Chairman, Chief Executive Officer and Chief Financial Officer and Secretary, Mr. Thomas V. Geimer. The agreement was negotiated and approved by the Compensation Committee. The agreement provides for an annual base salary of $165,000 with annual deferred compensation of $75,000. The agreement expires on December 31, 2007. In the event of termination by mutual agreement, termination “with cause,” as defined in the agreement, death or permanent incapacity or voluntary termination, Mr. Geimer or his estate would be entitled to the sum of the base salary and unreimbursed expenses accrued to the date of termination and any other amounts due under the agreement. In the event of termination “without cause,” as defined in the agreement, Mr. Geimer would be entitled to the sum of the base salary and unreimbursed expenses accrued to the date of termination and any other amounts due under the agreement and an amount equal to the greater of Mr. Geimer’s annual base salary (12 months of salary) or any other amounts remaining due to Mr. Geimer under the agreement, which as of July 31, 2006 would be $340,000. Additionally, in the event of a change in control, any unpaid amounts due under the initial term of the agreement for both base salary and deferred compensation would be payable plus five times the sum of the base salary and deferred compensation.

Compensation Pursuant to Plans

     Deferred Compensation Plan. In January 1996, we established a deferred compensation plan for our employees. Contributions to the plan are provided for under the employment agreement detailed above. For each of the fiscal years ended July 31, 2006 and 2005, we contributed $75,000 to the plan. The $75,000 contribution for the fiscal year ended July 31, 2006 was made on October 12, 2006.

     On October 14, 1997, Thomas V. Geimer exercised an aggregate of 1,140,000 warrants and options to acquire 1,140,000 shares of the Company’s Common Stock at an exercise price of $0.24 per share. Under the terms of the Rabbi Trust, we will hold the shares in trust and carry the shares as held for employee benefit by the Company. The Rabbi Trust provides that upon Mr. Geimer’s death, disability, or termination of his employment the shares will be released ratably over the subsequent ten (10) years, unless the Board of Directors determines otherwise. See Note 14 to the Financial Statement for further information.

Securities Authorized For Issuance Under Compensation Plans

     The table set forth below presents the securities authorized for issuance with respect to compensation plans under which equity securities are authorized for issuance as of July 31, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the 1st column)
Equity Compensation	970,000	$2.06	467,500
Plans approved by
security holders

Equity Compensation	200,000	$2.25	N/A
Plans not approved by
security holders

Total	1,170,000	zzzz	467,500

(1)

In connection with the purchase of the YoDx technology, the Company agreed to issue an additional 200,000 stock options with the same terms as the Company’s Non-Qualified Stock Option Plan upon the earlier of (a) the Company achieving certain accumulated revenue levels associated with the YoDx™ technology or (b) a change in control of the Company prior to the expiration date of the options. As of October 15, 2006, the contingent provisions have not been met and the options have not been granted. The Company has reserved a sufficient number of shares for such options.

The 1996 Stock Option Plans

     The Board of Directors of the Company has adopted an incentive stock option plan (the “Qualified Plan”) which provides for the grant of options to purchase an aggregate of not more than 700,000 shares of the Company’s Common Stock. The purpose of the Qualified Plan is to make options available to management and employees of the Company in order to provide them with a more direct stake in the future of the Company and to encourage them to remain with the Company. The Qualified Plan provides for the granting to management and employees of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

     The Board of Directors of the Company has adopted a non-qualified stock option plan (the “Non-Qualified Plan”) which provides for the grant of options to purchase an aggregate of not more than 300,000 shares of the Company’s Common Stock. The purpose of the Non-Qualified Plan is to provide certain key consultants, independent contractors, technical advisors and directors of the Company with options in order to provide additional rewards and incentives for contributing to the success of the Company. These options are not incentive stock options within the meaning of Section 422 of the Code.

     The Qualified Plan and the Non-Qualified Plan (the “Stock Option Plans”) are administered by a committee (the “Committee”) appointed by the Board of Directors which determines the persons to be granted options under the Stock Option Plans and the number of shares subject to each option. No options granted under the Stock Option Plans are transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by such optionee. Any options granted to an employee terminate 90 days after his ceasing to be an employee, except in limited circumstances, including death of the employee, and where the Committee deems it to be in the Company’s best interests not to terminate the options.

     The exercise price of all incentive stock options granted under the Qualified Plan must be equal to the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Qualified Plan. The exercise price may be paid in cash or (if the Qualified Plan shall meet the requirements of rules adopted under the Exchange Act) in Common Stock or a combination of cash and Common Stock. The term of each option and the manner in which it may be exercised will be determined by the Committee, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. With respect to an incentive stock option granted to a participant who owns more than 10% of the voting rights of the Company’s outstanding capital stock on the date of grant, the exercise price of the option must be at least equal to 110% of the fair market value on the date of grant and the option may not be exercisable more than five years after the date of grant.

     The Stock Option Plans were approved by our shareholders at a special shareholders meeting held on November 8, 1996. At the annual meeting of shareholders held on December 12, 2002, shareholders approved the following amendments to the Qualified Plan and the Non-Qualified Plan: (i) the Committee was given the power to amend and alter the Qualified Plan and the Non-Qualified Plan so long as the amendments do not affect any outstanding options; (ii) provide that any shares cancelled, terminated, or expired pursuant to the Qualified Plan and the Non-Qualified Plan be made available for purposes of the Qualified Plan and the Non-Qualified Plan; (iii) provide that the cashless exercise provision of the Qualified Plan and the Non-Qualified Plan be in the sole discretion of the Committee; and (iv) extended the expiration date of the Qualified Plan and the Non-Qualified Plan until December 12, 2012.

     As of July 31, 2006, 599,000 options had been granted pursuant to the Qualified Plan with 12,500 of these options exercised, 179,000 options that expired, leaving 280,000 available for grant and 300,000 options had been granted pursuant to the Non-Qualified Plan with 75,000 of these options exercised, 50,000 options that expired and 50,000 available for grant.

2004 Omnibus Stock Option Plan

     On December 14, 2004, the shareholders approved the Company’s 2004 Omnibus Stock Option Plan (the “Omnibus Plan”). The Omnibus Plan authorizes the issuance of up to five hundred thousand (500,000) shares of the Company’s Common Stock. The purpose of the Omnibus Plan is to promote the growth of the Company by permitting the Company to grant options (“Options”) to purchase shares of its Common Stock, to attract and retain the best available personnel for positions of substantial responsibility and to provide certain key employees, independent contractors, consultants, technical advisors and directors of the Company with a more direct stake in the future of the Company and provide an additional incentive to contribute to the success of the Company.

     The Omnibus Plan is administered by the Compensation Committee of the Board or any committee of the Board performing similar functions, as appointed from time to time by the Board (the “Omnibus Committee”). Pursuant to the terms of the Omnibus Plan, the Omnibus Committee may grant either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) or nonqualified stock options, provided that incentive stock options may not be granted to independent contractors and consultants. The exercise price of all incentive stock options granted under the Omnibus Plan must be equal to the fair market value of such shares on the date of grant as determined by the Omnibus Committee, based on guidelines set forth in the Omnibus Plan. The exercise price of nonqualified stock options granted under the Omnibus Plan shall be not less than 50% of the fair market value of a share on the date of grant of such Option. The Omnibus Committee may grant on behalf of the Company, Options to purchase shares of the Company’s Common Stock to any key employee, independent contractor, consultant, technical advisor or director.

     As of July 31, 2006, 377,500 options had been granted pursuant to the Omnibus Plan with none of these options exercised and 15,000 expired leaving 137,500 available for grant.

CERTAIN TRANSACTIONS

     During fiscal year 1996, we established a deferred compensation plan for our employees. We may make discretionary contributions to the plan based on recommendations from the Board of Directors. As of July 31, 2006, the Board of Directors had authorized deferred compensation totaling $825,000 since fiscal year 1996 to Mr. Geimer of which $750,000 had been funded. The $75,000 representing the difference between the authorized deferred compensation and the funded deferred compensation was funded on October 12, 2006.

     There were no other transactions or series of transactions for the fiscal year ended July 31, 2006, nor are there any currently proposed transactions, or series of the same to which we are a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, 5% shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act, generally requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“10% owners”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended July 31, 2006, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met.

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PROPOSAL 1

ELECTION OF THREE (3) PERSONS
TO SERVE AS DIRECTORS OF THE COMPANY

     The Company’s directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Bylaws of the Company shall be not less than three (3) nor more than seven (7).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute the Company’s Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

INFORMATION CONCERNING NOMINEES

     Thomas V. Geimer, 59, has been the Chairman of the Board of Directors and a director of Accelr8 since 1987. He currently serves as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Geimer is responsible for development of our business strategy, day-to-day operations, accounting and finance functions. Before assuming full-time responsibilities at the Company, Mr. Geimer founded and operated an investment banking firm.

     Alexander Arnold III, 63, has served as a director of the Company since September 1992. For the past 30 years Mr. Arnold has served as a Managing Director of Trainer, Wortham & Co., Inc., a New York City-based investment counseling firm. Mr. Arnold received a Bachelor of Arts degree from Rollins College in 1964 and a Masters of Business Administration from Boston University in 1966.

     Charles E. Gerretson, 60, was appointed a director of the Company on July 19, 2003. For the past 30 years, Mr. Gerretson has served as the President of Gerretson Realty, Inc., a Denver Colorado based real estate firm, which Mr. Gerretson founded. Mr. Gerretson received a Bachelor of Science degree in Business Administration from the University of Minnesota in 1968. Mr. Gerretson was formerly a CPA with Arthur Andersen and Company and currently heads the Company’s Audit Committee.

Board Recommendation

     The Board recommends a vote FOR the election of each of the three nominees for directors of the Company.

PROPOSAL 2

PROPOSED AMENDMENT TO THE ARTICLES OF
INCORPORATION TO INCREASE THE AUTHORIZED
SHARES OF COMMON STOCK

     The Board of Directors has approved a resolution, subject to Shareholder approval, to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock from 12,000,000 shares of Common Stock to 14,000,000 shares of Common Stock. The form of amendment (the “Amendment”) to the Articles of Incorporation is attached as Appendix A, and reference is made to the Amendment for the complete terms thereof.

     The Company’s Articles of Incorporation currently authorize the issuance of 12,000,000 shares of Common Stock, no par value. As of October 31, 2006, there were 9,971,210 shares of Common Stock issued and outstanding. The Amendment will not affect the number of shares of Common Stock issued and outstanding, but will only affect the total number of shares of Common Stock authorized for issuance by the Company. The Board of Directors believes that adoption of this Proposal will provide flexibility for any future financings undertaken by the Company.

     If approved by the Shareholders, the Amendment to the Articles of Incorporation will increase the Company’s authorized capital stock to 14,000,000 shares of Common Stock from 12,000,000 shares of Common Stock. There will be no further vote by the Shareholders prior to any issuance of these shares of Common Stock. As of the date of this Proxy Statement, the Company has no plans to issue any of these shares of Common Stock.

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. If the Amendment is approved by the Shareholders, it will become effective as of the date and time it is filed with the office of the Secretary of State of Colorado. The filing will be made as soon as practicable following the approval of the Amendment by the Shareholders.

Board Recommendation

     The Board recommends a vote FOR the adoption of the Amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock from 12,000,000 shares to 14,000,000 shares, and each of the Resolutions with respect thereto set forth in Exhibit A hereto.

PROPOSAL 3

RATIFICATION OF SELECTION OF
COMISKEY & COMPANY, P.C. AS INDEPENDENT
PUBLIC ACCOUNTANTS OF COMPANY

     The Board of Directors has selected Comiskey & Company, P.C. as independent public accountants of the Company for the fiscal year ending July 31, 2007, and has further directed that the Company submit the selection of independent public accountants for ratification by shareholders at the Annual Meeting of Shareholders.

Changes in Registrant’s Certifying Accountant.

     On February 18, 2005, Accelr8 Technology Corporation (the “Company”) dismissed Anton Collins Mitchell, LLP, as the Company’s independent public accountants. The Company’s audit committee recommended the dismissal of Anton Collins Mitchell, LLP.

     The reports by Anton Collins Mitchell, LLP on the Company’s financial statements during the preceding two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the preceding two fiscal years and through February 18, 2005, there no disagreements between the Company and Anton Collins Mitchell, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to Anton Collins Mitchell, LLP’s satisfaction, would have caused Anton Collins Mitchell, LLP to make reference to the subject matter of the disagreements in connection with Anton Collins Mitchell, LLP’s reports on the Company’s financial statements.

     During the preceding two fiscal years and through February 18, 2005, there were no reportable events required to be disclosed pursuant to Item 304(a)(1)(iv) of Regulation S-B.

     Pursuant to Item 304(a)(3) of Regulation S-B, on February 22, 2005, Anton Collins Mitchell, LLP furnished the Company a letter addressed to the Securities and Exchange Commission stating it agrees with the statements made by the Company in response to Item 304(a). A copy of the Anton Collins Mitchell, LLP letter was filed by the Company on Form 8-K on February 23, 2005.

     On February 18, 2005, the Company’s audit committee named Comiskey & Company, P.C. (“Comiskey”) as its new independent accountants. During the preceding two fiscal years and through February 18, 2005, the Company has not consulted with Comiskey regarding the matters described in, and required to be disclosed pursuant to Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

Fees Paid to the Independent Auditors

     The aggregate fees billed by Comiskey & Company, P.C. for professional services rendered for the audit of the Company’s annual consolidated financial statements for the years ended July 31, 2006 and 2005, including the reviews of the unaudited interim financial statements of the Company’s Form 10-QSBs was approximately $37,000 and $32,000, respectively.

Tax Fees

     The aggregate fees billed by Comiskey & Company, P.C. for professional services rendered for the tax compliance, tax advice and tax planning for the fiscal years ended July 31, 2006 and 2005 (“Tax Fees”) was $0 and $0, respectively.

All other Fees

     Comiskey & Company, P.C. did not perform any professional services other than those set forth above for the fiscal years ended July 31, 2006 and 2005.

Audit Committee Pre-Approval Policies

     The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimus exceptions that may be set for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

     None of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time permanent employees.

Board Recommendation

     The Board recommends a vote FOR the ratification of the selection of Comiskey & Company, P.C. as independent public accountants of the Company for the fiscal year ending July 31, 2007.

GENERAL

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals

     If any shareholder of the Company intends to present a proposal for consideration at the 2006 Annual Meeting of Shareholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company’s offices, 7000 North Broadway, Building 3-307, Denver, CO 80221, Attention: Secretary, not later than July 21, 2007.

By Order of the Board of Directors

Thomas V. Geimer, Chairman of the Board

EXHIBIT A

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION
OF
ACCELR8 TECHNOLOGY CORPORATION

     FIRST:    The name of the Corporation is Accelr8 Technology Corporation.

     SECOND:    Immediately upon the effectiveness of this amendment to the Corporation’s Articles of Incorporation pursuant to the Colorado Business Corporation Act (the “Effective Time”), the number of authorized shares of Common Stock shall be increased from 12,000,000 no par value common shares to 14,000,000 no par value common shares. This Amendment shall not affect the outstanding and issued shares of Common Stock in any way. This amendment authorizes the officers of the Corporation to increase the stated capital of the Corporation to reflect the change in outstanding shares of the Corporation.

     This amendment shall be effectuated by striking in its entirety Subsection 1 of Article V and by substituting in lieu thereof the following:

1.    Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Fourteen million (14,000,000) shares of common stock, each having no par value, which shares shall be designated “Common Stock”.

     THIRD: By written informal action, unanimously taken by the Board of Directors of the Corporation effective the 2nd day of November, 2006, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted and recommended the amendment described above to the Corporation’s Shareholders for their approval.

     FOURTH:    Notice having been properly given to the Shareholders in accordance with Sections 7-107-105 and 7-110-103 of the Colorado Revised Statutes, at a meeting of Shareholders held on December 13, 2006, the number of votes cast for the amendment by the each voting group entitled to vote on the amendment was sufficient for approval by that voting group.

     IN WITNESS WHEREOF, Accelr8 Technology Corporation has caused this amendment of its the Articles of Incorporation to be signed in its name and on its behalf by David Howson, its President, and its corporate seal to be hereunder affixed and attested by Thomas V. Geimer, its Secretary, on this _______ day of _____, ___, and its President acknowledges that these Articles of Amendment are the act and deed of Accelr8 Technology Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:      ACCELR8 TECHNOLOGY CORPORATION

By:	By:

Thomas V. Geimer, Secretary	David Howson, President

ACCELR8 TECHNOLOGY CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
December 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of ACCELR8 TECHNOLOGY CORPORATION, a Colorado corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated November 6, 2006, and hereby appoints Thomas V. Geimer with the power of substitution, as Attorney and Proxy to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.

Election of each of the following three (3) persons to serve as directors of the Company until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified:

Thomas V. Geimer
FOR [ ] AGAINST [ ] ABSTAIN [ ] A. Alexander Arnold III
FOR [ ] AGAINST [ ] ABSTAIN [ ]

Charles E. Gerretson
FOR [ ] AGAINST [ ] ABSTAIN [ ]

2.

Approval of the Proposal to amend the Company’s Articles of Incorporation, as amended, which would effect an increase in the number of authorized shares of no par value Common Stock from 12,000,000 shares to 14,000,000 shares, without having any effect upon the issued and outstanding shares of Common stock or upon the par value of the Common Stock.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

3.	Ratification of the selection of Comiskey & Company, P.C. as the independent public accountants of the Company for the fiscal year ending July 31, 2007.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

4.	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR the election of each of the nominees listed above to the Board of Directors, FOR the increase in the number of authorized shares of Common Stock from 12,000,000 to 14,000,000, and FOR the proposal to ratify the selection of Comiskey & Company, P.C. as the independent public accountants of the Company for the fiscal year ending July 31, 2007.

Dated:________________________, 2006

___________________________________________

___________________________________________

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE. Please sign exactly as name appears on the label ATTACHED TO THIS PROXY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as it appears hereon. If a corporation, please sign in full corporate name by an authorized officer and affix corporate seal. If a partnership, please sign in full partnership name by authorized person. No Postage is required if returned in the enclosed envelope and mailed in the united states.